Exhibit 10.10

                                RIGHTS AGREEMENT

     THIS RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into effective as of the 30th day of April 2001 by and among AZTORE HOLDINGS, INC., an Arizona corporation ("AZTORE"), DYNA-CAM ENGINE CORPORATION, a Nevada corporation ("DYNA-CAM"), and Patricia J. Wilks and Dennis C. Palmer ("CONTROLLING SHAREHOLDERS").

                                    RECITALS:

     A. Concurrent with this Agreement, Aztore and Dyna-Cam have entered into that certain Loan Agreement.

     B. The performance by Aztore of the terms of the Loan Agreement are of significant benefit to Dyna-Cam and Controlling Shareholders.

     C. Pursuant to the terms of the Loan Agreement, certain monetary obligations created thereunder are anticipated to be repaid to Aztore upon the sale of shares of Dyna-Cam's Series A 10% Cumulative Convertible Preferred Stock ("SERIES A STOCK").

     D. In order to induce Aztore to enter into and perform the Loan Agreement, and in order to cause the holders of all outstanding Series A Stock to have meaningful influence as to the management of Dyna-Cam, the parties hereby enter into this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the terms and conditions set forth herein, the parties hereby agree as follows:

1. DIRECTOR APPOINTMENT

     (a) For so long as any monetary obligation of Dyna-Cam under the Loan Agreement is outstanding and throughout the term of this Agreement, Aztore shall have the right to designate a majority of the members of the Board of Directors.

     (b) Upon all monetary obligations of Dyna-Cam under the Loan Agreement being satisfied and for so long as any Series A Stock is outstanding, throughout the term of this Agreement, the holders of a majority of the outstanding shares of Series A Stock shall have the right to designate a majority of the members of the Board of Directors.

2. BOARD MEMBERS

     During the term of this Agreement, the number of Dyna-Cam's Board of Directors shall not exceed five, unless an increase in such number is authorized by consent of Aztore during the period Paragraph 1(a) is effective or by the holders of a majority of the outstanding shares of Series A Stock during the period Paragraph 1(b) is effective.

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3. VOTING AGREEMENT

     The Controlling Shareholders shall vote their shares of Dyna-Cam Common Stock in accordance with the terms of this Agreement. In the event the Controlling Shareholders fail to vote their shares of Dyna-Cam in accordance with this Agreement, Randolf J. Albers, or such other person designated by Aztore, is hereby appointed proxy to vote such shares on behalf of the Controlling Shareholders. The appointment as proxy hereunder is a power coupled with an interest and shall be irrevocable throughout the term of this Agreement.

4. BOARD AUTHORITY

     The Board of Directors shall have all authority as provided under the Nevada General Corporation Law. The foregoing notwithstanding, the Board must have a super majority vote (four directors out of five) to sell the Company or sell assets of Dyna-Cam, except in the ordinary course of business, or to authorize the sale of additional equity, or to modify the exercise prices of the outstanding warrants. Such restriction excludes the Series A Preferred shares which have previously been authorized.

5. RELATIONSHIP

     For all purposes of this Agreement, Aztore shall act on its own behalf and not as agent for the holders of the Series A Stock.

6. TERM

     This Agreement shall commence upon the date set forth above and shall expire on March 31, 2003.

7. GOVERNING LAW; VENUE

     Except to the extent corporate governance provisions are subject to the Nevada General Corporation Law, this Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without reference to choice of law principles. Jurisdiction and venue for any litigation resulting from any dispute over the provisions of this Agreement shall reside exclusively with the federal and state courts sitting in Maricopa County, Arizona.

8. SEVERABILITY

     If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not effect the other terms or provisions hereof or the whole of this Agreement, but such term or provision shall be deemed modified to the least extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

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9. COMPLETE AGREEMENT; AMENDMENT

     This Agreement sets forth the entire understanding between the parties hereto and supercedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. No other agreements, representations, warranties or other matters, whether oral or written, shall be deemed to bind the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except by the mutual written agreement of the parties.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement to be effective as of the day and year first above written.

                                     AZTORE:

                                     AZTORE HOLDINGS, INC.


                                     By: /s/ Michael S. Williams
                                         ---------------------------------------
                                     Its: President
                                          --------------------------------------


                                    DYNA-CAM:

                                    DYNA-CAM ENGINE CORPORATION


                                    By: /s/ Jack E. Dahl
                                        ----------------------------------------
                                    Its: President
                                         ---------------------------------------


                                    CONTROLLING SHAREHOLDERS:


                                    /s/ Patricia J. Wilks
                                    --------------------------------------------
                                    Patricia J. Wilks


                                    /s/ Dennis C. Palmer
                                    --------------------------------------------
                                    Dennis C. Palmer

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